SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 8, 2022

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 8, 2022, Zion Oil & Gas, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting") at 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 and by virtual Zoom Webinar. As of April 11, 2022, the record date for the 2022 Annual Meeting, there were 466,709,000 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 312,406,105 shares of common stock was present at the 2022 Annual Meeting. The final voting results of the 2022 Annual Meeting are set forth below.

1.	Proposal to elect Class II Directors to serve until the 2025 Annual Meeting of Stockholders.

The Company’s common stockholders elected each of the Company’s four nominees for Class II Directors to serve a term of three years to expire at the 2025 Annual Meeting of stockholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Gene Scammahorn	218,503,216	12,875,249	3,360,285	77,667,355
Brad Dacus	218,569,352	12,658,410	3,510,988	77,667,355
Martin van Brauman	219,473,368	11,732,559	3,532,823	77,667,355
John Seery	218,559,095	12,074,422	4,105,233	77,667,355

2.	Proposal to ratify the appointment of RBSM, LLP. as the Company's auditors for the year ending December 31, 2022.

The Company’s common stockholders ratified the appointment of RBSM, LLP. , as the Company's auditors for the year ending December 31, 2022, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
302,166,002	3,878,281	6,361,821	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 9, 2022

Zion Oil and Gas, Inc.

By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer

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